SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE DEF14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Winthrop Realty Trust
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant):

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

 IMPORTANT REMINDER

May 6, 2009

Dear Shareholder:

Our records reflect that you have not voted your proxy with respect to the Annual Meeting of Shareholders of Winthrop Realty Trust scheduled to be held on Thursday, May 21, 2009.  Even if you plan to attend the meeting in person, please take a moment right now to ensure that your shares are represented at this important meeting.

Your Board of Trustees has carefully reviewed the merits of the proposals and unanimously recommends that shareholders vote “FOR” all proposals.

We urge you to exercise your right as a shareholder to be represented at your Annual Meeting.  With only weeks remaining until our Annual Meeting, it is important that you act promptly to make sure that your vote is counted at the meeting.

In order to make it convenient for you to vote, we are enclosing a duplicate proxy card for your use.  We have also made arrangements for you to be able to vote by telephone or internet, as well as by mail.  Simply follow the instructions on the enclosed proxy card.

Please vote by telephone or internet today!  Remember - every share and every vote counts!  You may also sign, date and mail your proxy card in the envelope provided.  If you have any questions, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885.

Thank you for your continued support.

Sincerely,

Winthrop Realty Trust

Winthrop Realty Trust
P.O. Box 9507
7 Bulfinch Place, Suite 500
Boston, MA 02114-9507
Tel: 617-570-4614
Fax: 617-742-4641